Exhibit 99.1

Applied DNA Reports Fiscal Third Quarter 2018 Financial Results

Company to Hold Conference Call and Webcast Today,
Monday, August 13, 2018 at 4:30 PM EST-

STONY BROOK, N.Y. – August 13, 2018 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA” or the "Company"), announced financial results for the fiscal 2018 third quarter ended June 30, 2018.

Commenting on Applied DNA’s results for the fiscal third quarter, Dr. James A. Hayward, president and CEO, stated, “Results for the quarter did not fulfill our expectations for recognized revenue due to the shipping of an initial cotton DNA order under extended payment terms. Nonetheless, our performance stands out for the progress we have made in driving commercial adoption of our DNA taggant platform through large commercial-scale feasibility activities:

•	in pharmaceuticals, together with Colorcon we performed a larger scale production run for solid oral dosage form tagging;
•	in leather, we are nearing the completion of a commercial-scale tagging and testing trial following the completion of the feasibility program supported by several global brands and supply chain stakeholders,
•	and in cannabis, we designed, built and publicly unveiled our cannabis tracking system (CTS), a major milestone under our TheraCann agreement which will power seed-to-sale legal cannabis tracking.

In addition to these activities under existing development contracts, we signed new agreements with large marquee companies, UL and Everledger, that we expect will broaden our access to new markets and increase our value proposition to customers. Concurrently, business in our biopharma research and manufacturing offerings has been gaining promising momentum.”

Continued, Dr. Hayward, “As global supply chains move to address growing business imperatives centered on supply chain traceability, transparency and trust, we are expanding our opportunities for revenue by seeding markets with partners that recognize the value proposition of our taggant technology. With momentum growing globally for the legalization of cannabis and supply chain participants seeking regulatory compliance, our launch of the industry’s first seed-to-sale cannabis tagging system with TheraCann is timely. Our partner Everledger, endorses our view that the linkage of digital blockchain-enabled transactions with a forensic physical goods identifier increases the value of the platform to global ecosystems. That identifier is our DNA taggant.

“We also reached new milestones in biotherapeutic contract research and contract manufacturing of linear DNA, with multiple firms throughout Europe and the US. We believe that our ability to deliver large-scale PCR-based DNA production for DNA/RNA vaccines, gene therapies, adoptive cell therapies and diagnostics, may eliminate the risks associated with current plasmid- and virus-based genetic methods. With these milestones, we demonstrate the potential to replace plasmid production methods and viral vectors, potentially opening large, high-value markets that will bring the benefits of our technology to patients.

Concluded Hayward, “Applied DNA sits at the nexus between global supply chains and market forces dictating the need for increased transparency and responsible procurement. With our taggant technology platform proven at scale, a foundation of recurring revenues, new commercial agreements that open previously untapped markets, we are well positioned to leverage tailwinds in the marketplace to deliver sustainable growth to our shareholders.”

Fiscal Third Quarter Financial Results:

•	Revenues decreased 43% for the third quarter of fiscal 2018 to $1.0 million, compared with $1.8 million reported in the third quarter of fiscal 2017, and remained flat as compared to revenues for the fiscal second quarter ended March 31, 2018. The year-over-year decrease in revenues is primarily attributable to shipments relating to the initial order of $1.2 million in our cotton vertical for the upcoming ginning season being recorded in deferred revenue at June 30, 2018 due to extended payment terms. This decrease was offset by an increase in revenues from feasibility pilots in pharmaceutical and cannabis industries.
•	Deferred revenue increased to $2.3 million as of June 30, 2018 as compared to $352 thousand at September 30, 2017. The reason for this increase is due to the initial cotton order of $1.2 million noted above as well as fees paid for a variety of contracts that include specific milestones and therefore were not able to be fully recognized as revenue during the quarter ended June 30, 2018.
•	Total operating expenses were $3.6 million, compared with $4.2 million in the prior year’s quarter, a decrease of approximately 13%. The decrease in year-over-year total operating expenses is primarily attributable to a decrease in stock-based compensation expense of $328 thousand and bad debt expense of $343 thousand.
•	Net loss for the quarter ended June 30, 2017 was $2.9 million, or $0.10 per share, compared with a net loss of $2.6 million, or $0.10 per share for the same period in the prior fiscal year and a net loss of $2.1 million, or $0.07 per share for the first fiscal quarter ended March 31, 2018.
•	Excluding non-cash expenses, Adjusted EBITDA for the quarter ended June 30, 2018 was negative $2.5 million, compared to negative Adjusted EBITDA of $1.5 million for the same quarter last fiscal year and negative Adjusted EBITDA of $2.3 million in the prior fiscal quarter. See below for information regarding non-GAAP measures.

Nine-Month Financial Highlights:

•	Revenues for the first nine months of fiscal 2018 totaled $2.7 million, a decrease of 25% from $3.6 million from the same period in the prior fiscal year. The decrease in revenues was due to the deferral of approximately $1.2 million for product shipped for the marking of cotton with extended payment terms during the quarter ended June 30, 2018.

•	Operating expenses for the nine months ended June 30, 2018 decreased by $2.8 million or 22% for the same period last fiscal year. The decrease is primarily attributable to a decrease in stock-based compensation, offset by an increase in R&D due to the government contract award.

•	Net loss for the nine months ended June 30, 2018 was $8.2 million or $0.28 per share, compared with a net loss of $10 million or $0.38 per share for the nine months ended June 30, 2017.

•	Excluding non-cash expenses and interest, Adjusted EBITDA for the nine months ended June 30, 2018 was a negative $7.6 million as compared to a negative $6.6 million for the same period in the prior fiscal year. See below for information regarding non-GAAP measures.

Recent Operational Highlights:

•	On August 2, Applied DNA announced that it has reached new milestones in therapeutic contract research and contract manufacturing of Polymerase Chain Reaction (PCR)-produced linear DNA. PCR is a well-proven technique of DNA amplification that holds the potential to replace plasmid production methods and viral vectors in nucleic acid based therapeutics.

•	On July 31, the Company announced the signing of a MOU with Everledger to build a CertainT Blockchain platform for high-end product markets. The molecular tag, test and track platform provides physical identity and traceability for Everledger’s digital platform with the leather supply chain as the first target market.

•	On July 24, the Company announced that, in conjunction with TheraCann International, it will launch the cannabis industry’s first DNA based cannabis tagging system (CTS) using Applied DNA’s CertainT® platform of tag, test and track. The device is designed to rapidly molecularly tag cannabis plants in commercial harvests of any scale.

•	On July 17, Applied DNA announced the shipment of a $1.2 million order in its fiscal 2018 third quarter to tag cotton in the upcoming 2018/2019 ginning season. The order for the Company’s SigNature T® platform technology will be used to tag, test and track three US cotton varietals, Pima, Acala and Delta. Revenues were deferred until payment is due.

•	On July 10, the Company announced a strategic partnership with UL. The commercial agreement aims to expand product authentication and traceability solutions throughout the product supply chain.

•	On May 8, Applied DNA announced that Louis Dreyfus Company (LDC) has installed Applied DNA Sciences’ SigNature® T cotton traceability system at its Moree gin in Australia to tag, test and track pure HomeGrown™ Australian cotton.

Fiscal Third Quarter 2018 Conference Call Information

The Company will hold a conference call and webcast to discuss its fiscal third quarter-end 2018 results on Monday, August 13, 2018 at 4:30 PM ET. To participate on the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, due to the large number of expected participants, not all questions may be answered.

To Participate:

•	Participant Toll Free: 1-844-887-9402
•	Participant Toll: 1-412-317-6798
•	Please ask to be joined to the Applied DNA Sciences call

Live webcast:  https://services.choruscall.com/links/apdn180809.html

Replay (available 1 hour following the conclusion of the live call through August 14, 2018):

•	Participant Toll Free: 1-877-344-7529
•	Participant Toll: 1-412-317-0088
•	Participant Passcode: 10122259
•	Webcast replay: https://services.choruscall.com/ccforms/replay.html

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA is a provider of molecular technologies that enable supply chain security, anti-counterfeiting and anti-theft technology, product genotyping and DNA mass production for diagnostics, personalized medicine and therapeutics.

Applied DNA makes life real and safe by providing innovative, molecular-based technology solutions and services that can help protect products, brands, entire supply chains, and intellectual property of companies, governments and consumers from theft, counterfeiting, fraud and diversion. The proprietary DNA-based "CertainT®" platform can be used to identify, tag, test, and track products, to help assure authenticity, origin, traceability, sustainability and quality of products.

SigNature® DNA describes the core technology ingredient that is at the heart of a family of uncopiable, security and authentication solutions, targeted a wide range of industries, including but not limited to, pharmaceuticals and nutraceuticals, textiles and defense materials and DNAnet®, for anti-theft and loss prevention, and digitalDNA®, providing powerful track-and-trace. Our products provide a forensic chain of evidence in large commercial ecosystems.

Visit adnas.com for more information. Follow us on Twitter and LinkedIn. Join our mailing list.

Forward Looking Statements

The statements made by Applied DNA in this press release may be "forward-looking" in nature within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements describe Applied DNA's future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to our lack of significant revenues, limited financial resources, limited market acceptance, history of net losses, market competition, risk of not obtaining regulatory approval and various other factors detailed from time to time in Applied DNA's SEC reports and filings, including our Annual Report on Form 10-K filed on December 28, 2017 and our subsequent quarterly reports on Form 10-Q filed on February 8, 2018, May 3, 2018 and August 13, 2018, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor contact: Sanjay M. Hurry, 212-838-3777, LHA Investor Relations, shurry@lhai.com

Web: www.adnas.com

Twitter: @APDN

- Financial Tables Follow -

APPLIED DNA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2018	September 30, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,514,816	$2,959,781
Accounts receivable, net	1,414,948	2,587,969

Inventories	295,278	326,468
Prepaid expenses and other current assets	602,800	366,954
Total current assets	4,827,842	6,241,172

Property and equipment, net	535,805	523,688

Other assets:
Deposits	62,380	61,626

Goodwill	285,386	285,386
Intangible assets, net	896,562	1,042,076

Total Assets	$6,607,975	$8,153,948

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$818,642	$944,133
Deferred revenue	2,298,152	351,735
Total current liabilities	3,116,794	1,295,868

Long-term accrued liabilities	433,051	-

Total liabilities	3,549,845	1,295,868

Commitments and contingencies

Stockholders’ Equity
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of June 30, 2018 and September 30, 2017	—	—
Series A Preferred stock, par value $0.001 per share, 10,000,000 shares authorized; -0- issued and outstanding as of June 30, 2018 and September 30, 2017	—	—
Series B Preferred stock, par value $0.001 per share, 10,000,000 shares authorized; -0- issued and outstanding as of June 30, 2018 and September 30, 2017	—	—
Common stock, par value $0.001 per share; 500,000,000 shares authorized; 30,112,057 and 27,377,057 shares issued and outstanding as of June 30, 2018 and September 30, 2017, respectively	30,112	27,377
Additional paid in capital	247,918,818	243,503,858
Accumulated deficit	(244,890,800)	(236,673,155)
Total stockholders’ equity	3,058,130	6,858,080

Total Liabilities and Stockholders’ Equity	$6,607,975	$8,153,948

APPLIED DNA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017

Revenues:
Product revenues	$393,758	$1,493,449	$1,230,232	$2,887,054
Service revenues	622,597	303,933	1,477,746	718,709
Total revenues	1,016,355	1,797,382	2,707,978	3,605,763

Cost of revenues	252,562	232,348	956,155	804,552

Operating expenses:
Selling, general and administrative	2,882,158	3,402,817	7,471,917	10,534,105
Research and development	625,006	603,095	2,034,886	1,757,616
Depreciation and amortization	122,999	161,441	425,927	486,786

Total operating expenses	3,630,163	4,167,353	9,932,730	12,778,507

LOSS FROM OPERATIONS	(2,866,370)	(2,602,319)	(8,180,907)	(9,977,296)

Other income (expense):
Interest income, net	-	228	-	2,763
Other (expense) income , net	(21,353)	(8,758)	(36,738)	(26,556)

Loss before provision for income taxes	(2,887,723)	(2,610,849)	(8,217,645)	(10,001,089)

Provision for income taxes	—	—	—	—

NET LOSS	$(2,887,723)	$(2,610,849)	$(8,217,645)	$(10,001,089)

Net loss per share-basic and diluted	$(0.10)	$(0.10)	$(0.28)	$(0.38)

Weighted average shares outstanding-
Basic and diluted	30,112,057	26,374,023	29,290,555	26,049,866

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017

Net Loss	$(2,887,723)	$(2,610,849)	$(8,217,645)	$(10,001,089)
Interest (income) expense, net	-	(228)	-	(2,763)
Depreciation and amortization	122,999	161,441	425,927	486,786
Stock based compensation	238,738	566,377	184,806	2,562,300
Bad debt expense	3,434	346,921	20,551	368,168

Total non-cash items	365,171	1,074,511	631,284	3,414,491

Consolidated Adjusted EBITDA (loss)	(2,522,552)	(1,536,338)	(7,586,361)	(6,586,598)